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Exhibit 5.2

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

February 6, 2002

Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California 90024

Ladies and Gentlemen:

        We have acted as special counsel to Occidental Petroleum Corporation, a Delaware corporation (the "Company"), and Oxy Capital Trust II and Oxy Capital Trust III, each a statutory business trust created under the Business Trust Act of the State of Delaware (each a "Trust" and, collectively, the "Trusts"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Trusts on February 6, 2002 with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $1,000,000,000 aggregate public offering price of various securities of the Company and preferred securities of the Trusts (the "Preferred Securities") which may be issued by each Trust pursuant to its respective Amended and Restated Declaration of Trust (each an "Amended Declaration").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with the opinion set forth herein, we have examined and relied on originals or copies of the following:

        (a)  the Registration Statement;

        (b)  the Certificate of Trust of each of the Trusts filed with the Secretary of State of the State of Delaware on December 16, 1998 (each a "Certificate of Trust");

        (c)  the Declaration of Trust of each of the Trusts dated as of December 16, 1998 (each a "Declaration of Trust");

        (d)  the form of Amended Declaration incorporated by reference into the Registration Statement;

        (e)  the form of the Preferred Security incorporated by reference into the Registration Statement; and

        (f)    certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement, the Trusts and related matters.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trusts and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Trusts and others, and such other documents we have deemed necessary or appropriate as a basis for the opinion set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company or the Trusts, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, each of the Trusts and others.

        In expressing the opinion contained herein, we have assumed with your permission that the execution and delivery by each of the Trusts of the Preferred Securities, the consummation of the transactions contemplated by the Registration Statement and the performance by each of the Trusts of its respective obligations under the Preferred Securities, as applicable, do not and will not violate, conflict with or constitute a breach of or a default (with the passage of time or otherwise) under (i) any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which either Trust may be bound or to which any of its properties may be subject, (ii) any provision of any statute, law, rule, or regulation to which either Trust may be subject, (iii) any order or decree of any court, governmental agency or authority entered in any proceeding to which either Trust was or is now a party or by which it is bound or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that the Amended Declaration will be executed in substantially the form reviewed by us.

        We express no opinion as to the laws of any jurisdiction other than the corporation and business trust laws of the State of Delaware. The Preferred Securities may be issued from time to time on a delayed or continuous basis and the opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, with respect to the Preferred Securities, when (i) the trustees of the applicable Trust have taken all necessary action to adopt the Amended Declaration and to fix and determine the terms of the Preferred Securities in accordance with the Amended Declaration; (ii) the terms of the Preferred Securities and of their issuance and sale have been duly established in conformity with the Amended Declaration so as (a) not to violate any applicable law, the applicable Certificate of Trust or the Amended Declaration or to result in a default under or a breach of any agreement or instrument binding upon the applicable Trust or the Company, and (b) to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Trust or the Company; and (iii) the Preferred Securities have been duly issued and delivered by the applicable Trust and paid for by the purchaser thereof as contemplated by the Registration Statement and the prospectus supplement relating thereto, the issuance and sale of the Preferred Securities will have been duly authorized and the Preferred Securities will represent fully-paid, nonassessable and undivided beneficial interests in the assets of the applicable Trust.

        We bring to your attention that the holders of the Preferred Securities of each Trust may be obligated, pursuant to the Amended Declaration of such Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Preferred Securities and the issuance of replacement Preferred Securities and (ii) provide security and indemnity in connection with requests of, or directions to, the Property Trustee (as defined in the applicable Amended Declaration) to exercise its rights and powers under the applicable Amended Declaration.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                      Very truly yours,

                      /s/    Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.2